Exhibit 10.2

AMENDMENT AGREEMENT TO THE AGREEMENT FOR THE EXPLORATION, EXPLOITATION, UNILATERAL SALES PROMISE AND TRANSFER OF TEMPORARY OCCUPATION RIGHTS, BETWEEN INGENIEROS MINEROS, S.A. DE C.V. REPRESENTED IN THIS ACT BY ITS REPRESENTATIVE J. JESÚS RICARDO MORENO TROUSSELLE (HEREINAFTER REFERRED TO AS “THE PROMISOR”) AND, ON THE OTHER PART, MINERALES VANE 2, S.A. DE C.V. REPRESENTED IN THIS ACT BY ITS REPRESENTATIVE MR. JOSÉ MARIO DE LA GARZA MARROQUÍN, (HEREINAFTER REFERRED TO AS “THE PROSPECTOR”), ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES

BACKGROUND

FIRST. – On May 17, 2018, THE PROMISOR and THE PROSPECTOR executed an agreement for the exploration, exploitation, unilateral sales promise and transfer of temporary occupation rights (the “Agreement”), by virtue of which THE PROMISOR grants THE PROSPECTOR the exclusive right to explore and to exploit the mining lot “El Dorado” during the two-year term in exchange for biannual considerations.

SECOND. – In order to comply with the effective fiscal legislation, later to the signature of the Agreement, the parties agreed to make the modifications listed below.

R E C I T A L S

II.- THE PROMISOR represents through its representative:

a)	That it is a legal entity, duly incorporated under the Mexican laws.

b)	That its representative has sufficient powers for the execution of the present agreement.

c)	That it is their will to execute the present agreement, with the intention of modifying THE AGREEMENT celebrated with THE PROSPECTOR.

III.- THE PROSPECTOR represents through its representative:

a)	That it is a legal entity, duly incorporated under the Mexican laws.

b)	That its representative has sufficient powers for the execution of the present agreement.

c)	That it is their will to execute the present agreement, with the intention of modifying THE AGREEMENT celebrated with THE PROMISOR.

C L A U S E S

FIRST. – Subject to the terms and conditions foreseen in the present Agreement and for being in the interests of the parties, these agree to modify the Clause Third, first paragraph, of the AGREEMENT, in order to make clear that related to the sale price, to remain in the following terms:

“THIRD. Unilateral Sales Promise. THE PROMISOR unilaterally promises to sell to THE PROSPECTOR or to the natural or legal person this designates, if this wishes to acquire them during the term of the present agreement, the rights deriving from the mining concession existent upon THE LOT, for a total sale price corresponding to the total amount of the biannual considerations referred to in the Clause Fifth of the present agreement that to date on which THE PROSPECTOR manifests its will to acquire the rights, remain unpaid. Such payment will be made in the terms and conditions set out herein.”

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SECOND. –Subject to the terms and conditions foreseen in the present Agreement and for being in the interests of the parties, these agree to modify the Clause Fifth, of the AGREEMENT, in order to make clear that related to the payment of considerations, to remain in the following terms:

“FIFTH. Considerations for Awarding the Present Agreement and Advance Payments on Account of the Price. As the use of the exploration and exploitation rights of the mining concession existent upon THE LOT is accrued, THE PROSPECTOR shall pay to THE PROMISOR, the following amounts:

a)	On the date of signature of the present agreement, the following amount will be paid (hereinafter referred to as “First Payment”):	USD $50,000.00

b)	6 months after the delivery of first payment, the amount of:	USD $70,000.00

c)	12 months after the delivery of first payment, the amount of:	USD $130,000.00

d)	18 months after the delivery of first payment, the amount of:	USD $220,000.00

e)	24 months after the delivery of first payment, the amount of:	USD $330,000.00

All the biannual payments referred to in the present Clause shall be made by THE PROSPECTOR to THE PROMISOR within the dates indicated in the preceding paragraph, and will be made by means of banking deposit to the bank account specified by THE PROMISOR by written notification. Payments will proceed once THE PROSPECTOR has received and has in its power the corresponding invoice, which shall be sent prior to maturity of each payment, 30 days before the end of each semester. THE PROMISOR shall deliver the invoices that fulfill all the corresponding legal requirements. If the invoices were delivered beyond the agreed term or are not in compliance with the tax requirements, the payment date may be deferred for the number of days that the default of THE PROMISOR subsisted.

In the event THE PROSPECTOR exercises the purchase option referred to in the Clause Third, this shall pay the biannual payments referred in the present clause that remain unpaid in the date in which it wishes to purchase. Once having exercised the purchase and having paid the sales price, THE PROMISOR shall grant, within 60 calendar days, the deed which attests the sale and purchase of the rights corresponding to the mining concession existent upon THE LOT, before the notary chosen by mutual consent by THE PROSPECTOR and THE PROMISOR, and THE PROSPECTOR shall bear the costs arisen from granting this deed.

All the payments referred to in the present agreement, will be assessed with the corresponding Value Added Tax.

Finally, in the event that, at any time THE PROSPECTOR decides not to exercise its purchase option and terminate the present agreement, all the amounts paid to THE PROMISOR shall be for its benefit, and THE PROSPECTOR may not be entitled to seek reimbursement from THE PROMISOR, in the understanding that the payment of the period in which manifested the decision of not going ahead with the purchase option shall be calculated proportional to the time elapsed, according to the payment schedule set out in the Clause Fifth herein.”

THIRD. – The parties agree that the present agreement, does not constitute novation to the AGREEMENT, therefore the remaining dispositions that have not been partial or permanently amended according to this Amending Agreement remain valid and in force.

FOURTH. – The present agreement shall be governed and construed in accordance with the legislation of Mexico City.

All the disputes arising from this agreement will be submitted to the jurisdiction of the competent Courts of Mexico City with express waiver by the parties to any other jurisdiction that could correspond to them in reason of their current or future domiciles.

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The Parties involved declare that in the drafting and signature of this document there are no flaws that could invalidate it and they also agree with all and each one of the Clauses contained herein, in witness whereof they sign it in three (3) copies, each one of which shall be considered an original, and those which, as a whole, shall constitute one and the same document, on July 20 of the year 2018.

THE PROMISOR Ingenieros Mineros, S.A. de C.V. /s/ J. Jesús Ricardo Moreno Trousselle J. Jesús Ricardo Moreno Trousselle	THE PROSPECTOR Minerales Vane 2, S.A. de C.V. /s/José Mario De La Garza Marroquín José Mario De La Garza Marroquín

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